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                                                                    EXHIBIT 99.1


                                     PROXY

                            D&E COMMUNICATIONS, INC.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Anne B. Sweigart, Robert M. Lauman and W. Garth Sprecher, or any one or more of them with power of substitution in each, are hereby authorized to represent the undersigned as proxies at the 2002 Annual Meeting of Shareholders of D&E Communications, Inc. to be held at the Brossman Business Complex, 124 East Main
Street, Ephrata, Pennsylvania on           , 2002 at      a.m., and at any
adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS LISTED BELOW.

        (IMPORTANT TO BE SIGNED AND DATED BELOW. THANK YOU FOR VOTING.)

Please mark votes as in this example [X].

1. APPROVAL OF THE ISSUANCE OF SHARES OF D&E COMMUNICATIONS, INC. COMMON STOCK IN CONNECTION WITH D&E'S ACQUISITION OF CONESTOGA ENTERPRISES, INC.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

2. ELECTION OF THREE (3) DIRECTORS

   NOMINEES:  For the Class A Directors Whose Terms Expire in 2005: John Amos,
   G. William Ruhl and W. Garth Sprecher

   [ ]  FOR all nominees listed (except as marked to the contrary below)

   [ ]  AGAINST all nominees listed

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below)


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3. RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP INDEPENDENT ACCOUNTANTS

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES OF D&E COMMUNICATIONS, INC. COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF CONESTOGA ENTERPRISES, INC., FOR THE LISTED NOMINEES IN THE ELECTION OF THE THREE (3) DIRECTORS AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT ACCOUNTANTS. IN THEIR DISCRETION, THE PROXIES LISTED ABOVE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.


DATE: ------------------------, 2002

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